UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 ___________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2014, the Company announced that the Board of Directors plans to elect a Chief Executive Officer in 2014 to succeed Donald M. James, 65, in that position.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 9, 2014, in Birmingham, Alabama. There were 130,708,637 shares of common stock eligible to be voted at the Annual Meeting and 117,254,518 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting. The following matters, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2014, were voted upon and approved by the Company’s shareholders at the Annual Meeting.

(1)	Proposal 1: Election of Directors.

Each of the individuals named below was elected to a three-year term:

Director	For	Against	Abstentions	Broker Non-Votes
O.B. Grayson Hall, Jr.	105,483,249	2,660,521	654,674	8,456,074
Donald M. James	103,778,519	4,020,570	999,355	8,456,074
James T. Prokopanko	105,862,822	2,273,046	662,576	8,456,074
Kathleen Wilson-Thompson	106,799,531	1,344,143	654,770	8,456,074

(2)	Proposal 2: Advisory Vote on Executive Compensation (Say on Pay).
The non-binding proposal on executive compensation was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
104,803,471	2,954,286	1,040,687	8,456,074

(3)	Proposal 3: Approval of the Executive Incentive Plan.
This proposal was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
104,933,901	3,042,219	822,324	8,456,074

(4)	Proposal 4: Ratification of appointment of independent registered public accounting firm.
This proposal was ratified with the following vote:

For	Against	Abstentions	Broker Non-Votes
115,588,728	913,178	752,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: May 9, 2014	By:	/s/ Michael R. Mills
Michael R. Mills
Sr. Vice President and General Counsel

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